1996 LUCENT LONG TERM INCENTIVE PROGRAM FOR AGERE EMPLOYEES

     SECTION 1. PURPOSE. The purpose of the 1996 Lucent Long Term Incentive Program For Agere Employees (the “Plan”) is to afford Employees of Agere Systems Inc. (“Agere”) who held options under the Lucent Technologies Inc. 1996 Long Term Incentive Program (the “Lucent Plan”) at the time of the Spin-off of Agere from Lucent Technologies Inc. (“Lucent”), substantially the same rights and benefits of equity ownership in their employer as they had prior to the Spin-off by providing those Employees with the opportunity to acquire shares of Agere Common Stock upon exercise of those options.

     Except where the context requires otherwise, the term “Agere” shall include all present and future Subsidiaries of Agere.

     SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

     (a) “Affiliate” shall mean (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, Agere or (ii) any entity in which Agere has a significant equity interest, as determined by the Committee.

     (b) “Board” shall mean the Board of Directors of Agere.

     (c) “Change in Control” shall mean the happening of any of the following events:

(i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (an “Entity”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of Agere (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of Agere entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from Agere, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from Agere, (2) any acquisition by Agere, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Agere or any corporation controlled by Agere, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2(e); or

(ii) A change in the composition of the Board during any two year period such that the individuals who, as of the beginning of such two year period, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of the two year period, whose election, or nomination for election by Agere’s shareowners, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with a solicitation subject to Rule 14a-12(c) of Regulation 14 promulgated under the Exchange Act or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be so considered as a member of the Incumbent Board; or

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(iii) The approval by the shareowners of Agere of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of Agere (each, a “Corporate Transaction”) or, if consummation of such Corporate Transaction is subject, at the time of such approval by shareowners, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation or other Person which as a result of such transaction owns Agere or all or substantially all of Agere’s assets either directly or through one or more subsidiaries (a “Parent Company”)) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, (B) no Entity (other than Agere, any employee benefit plan (or related trust) of Agere, such corporation resulting from such Corporate Transaction or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, such Parent Company) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of Agere prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will immediately after the consummation of the Corporate Transaction constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, of the Parent Company); or

(iv) The approval by the shareowners of Agere of a complete liquidation or dissolution of Agere.

     (d) “Change in Control Price” means the higher of (A) the highest reported sales price, regular way, of a Share in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which Shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (B) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per Share paid in such tender or exchange offer or Corporate Transaction; provided however, that in the case of Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of a Share on the date such Incentive Stock Option or is exercised or deemed exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

     (e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

     (f) “Committee” shall mean the Corporate Governance and Compensation Committee of the Board (or any successor committee).

     (g) “Company Action” shall mean a force management program declared by Agere, a sale of a unit or portion of a unit, an Agere initiated transfer of a Participant to a corporation, partnership, limited liability company or other business entity in which Agere has an equity interest and which does not constitute a Subsidiary or placement of the job function of a Participant with an outsourcing contractor.

     (h) “Delegate” shall mean The Employee Benefits Committee of Agere or any other person or committee authorized to exercise specified authority under this Plan.

     (i) “Employee” shall mean any employee of Agere. Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, an Employee shall be considered to have terminated employment and to have ceased to be an Employee if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer.

     (j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

     (k) “Fair Market Value” shall mean, (i) with respect to Shares, the average of the highest and lowest reported sales prices, regular way, of Shares in transactions reported on the New York Stock Exchange on the date of determination of Fair Market Value, or if no sales of Shares are reported on the New York Stock Exchange for that date, the comparable average sales price for the last previous day for which sales were reported on the New York Stock Exchange, and (ii) with respect to any other property or securities, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

     (l) “Grant Date” shall mean the original grant date of the corresponding option under the Lucent Plan, as specified in the Option Agreement.

     (m) “Incentive Stock Option” shall mean an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

     (n) “Nonstatutory Stock Option” shall mean an Option that is not intended to be an Incentive Stock Option.

     (o) “Option” shall mean any option issued pursuant to the Plan in substitution for an option under the Lucent Plan.

     (p) “Option Agreement” shall mean any written agreement, contract, or other instrument or document provided to the Participant by Lucent, which evidenced the grant of the original option under the Lucent Plan and specified the terms and conditions of such option.

     (q) “Participant” shall mean an Employee of Agere who received an Option.

     (r) “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, limited liability company, other entity or government or political subdivision thereof.

     (s) “Shares” shall mean the shares of Class A common stock, $.01 par value, of Agere.

     (t) “Spin-off” shall mean the Spin-off of Agere from Lucent, effective June 1, 2002.

     (u) “Subsidiary” shall mean a “subsdiary corporation” of Agere as defined in Section 424(f) of the Code, an entity in which Agere directly or indirectly owns 50% or more of the voting interests or an entity in which Agere has a significant equity interest, as determined by the Board, the Committee, or the Delegate.

     SECTION 3. ADMINISTRATION. The Plan shall be administered by the Committee, or its Delegate. The Committee, or its Delegate, shall have full power and authority, subject to such resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to interpret and administer the Plan and any instrument or agreement entered into under the Plan, establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, and make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee, or its Delegate, shall be final, conclusive and binding upon all Persons, including Agere, any Participant, any shareowner, and any Employee.

     SECTION 4. SHARES SUBJECT TO THE PLAN.

     (a) There shall be available for purchase under Options such number of Shares as are subject to Options. No new options may be granted under the Plan and Shares subject to Options which are forfeited, canceled, expired or otherwise terminated without the issuance of Shares shall not be available for the grant of Options.

     (b) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan and to Options as the Committee in its sole discretion deems equitable or appropriate, including without limitation such adjustments in the aggregate number, class and kind of Shares which may be delivered under the Plan, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of Shares subject to outstanding Options issued under the Plan, and in the number, class and kind of Shares subject to Options issued under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion, provided that the number of Shares or other securities subject to any Option shall always be a whole number.

     SECTION 5. ELIGIBILITY. Employees who, at the time of the Spin-off, held outstanding options under the Lucent Plan received substitute Options to purchase Shares under the Plan. No other awards will be made under the Plan.

     SECTION 6. STOCK OPTIONS. Each Option shall be governed by the corresponding Option Agreement, with references to Lucent being deemed to be references to Agere, and references to the number of Shares and exercise price being deemed to be such amounts as reflect the conversion of the option at the time of the Spin-off. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions as the applicable Option Agreement may contain.

     (a) OPTION PRICE. The exercise price per Share of Agere common stock under Options shall be equal to the exercise price per share of Lucent stock under the Lucent Plan, as adjusted as a result of the Spin-off.

     (b) OPTION PERIOD. The term of each Option shall be the term specified in the Option Agreement; provided that no Incentive Stock Option shall be exercisable after the expiration of ten years from the Grant Date.

     (c) EXERCISABILITY. Options shall be exercisable at such time or times as are set forth in the respective Option Agreements. Unless otherwise determined by the Committee at or subsequent to the Grant Date, no Incentive Stock Option shall be exercisable during the year ending on the day before the first anniversary date of the Grant Date of the Incentive Stock Option.

     (d) METHOD OF EXERCISE. Subject to the other provisions of the Plan and any applicable Option Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, Shares or other consideration (including, where permitted by law and the Committee, Shares having a Fair Market Value on the exercise date equal to the total option price), or by any combination of cash, Shares and other consideration as the Committee may specify.

     (e) INCENTIVE STOCK OPTIONS. In accordance with rules and procedures established by the Committee, the aggregate Fair Market Value (determined as of the Grant Date) of the shares with respect to which Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other benefit plans of Agere or of any parent or Subsidiary corporation of Agere) shall not exceed $100,000 or, if different, the maximum limitation in effect at the Grant Date under Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. The terms of any Incentive Stock Option hereunder shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

     (f) COMPANY ACTION. With respect to any Option with a Grant Date after July 19, 2000, unless otherwise provided in the applicable Option Agreement, if a Participant’s employment terminates by reason of a Company Action, then the Company Action Vesting Portion of any such Option held by that Participant shall not be forfeited and canceled and instead shall become immediately exercisable upon termination until the earlier of ninety days following termination of employment and the original expiration date of the Option. “Company Action Vesting Portion” is determined as of the date of termination of employment and shall be the portion of the Option computed as follows (but not less than zero):

     Company Action Vesting Portion = N x M/D - E

     where:

N = the number of Shares originally subject to the Option,
M = the number of complete months elapsed since the Grant Date,
D = the number of complete months between the Grant Date and the date on which the Option was originally scheduled to become completely exercisable, and
E = the number of Shares covered by the Option for which the Option has already become exercisable (regardless of whether the Option has been exercised with respect to such Shares).

     SECTION 7. RESERVED.

     SECTION 8. RESERVED.

     SECTION 9. RESERVED.

     SECTION 10. RESERVED.

     SECTION 11. CHANGE IN CONTROL PROVISIONS.

     (a) IMPACT OF EVENT. Notwithstanding any other provision of the Plan to the contrary, unless otherwise specified in the Option Agreement with respect to a particular Option, in the event of a Change in Control any Options outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested.

     (b) CHANGE IN CONTROL CASH-OUT. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the “Exercise Period”), if provided in the applicable Option Agreement or if the Committee shall determine, a Participant holding an Option shall have the right, whether or not the Option is fully exercisable and in lieu of the payment of the purchase price for the Shares being purchased under the Option and by giving notice to Agere, to elect (within the Exercise Period) to surrender all or part of the Option to Agere and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per Share on the date of such election shall exceed the purchase price per Share under the Option (the “Spread”) multiplied by the number of Shares granted under the Option as to which the right granted under this Section 11(b) shall have been exercised.

     SECTION 12. RESERVED.

     SECTION 13. AMENDMENTS AND TERMINATION. The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of an optionee or Participant under an Option without the optionee’s or Participant’s consent.

     The Committee may amend the terms of any Option, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without his consent. Except as provided in Section 4(b) and Section 14(e), the Committee shall not have the authority to cancel any outstanding Option and issue a new Option in its place with a lower exercise price.

     SECTION 14. GENERAL PROVISIONS.

     (a) Unless otherwise provided in the Option Agreement, no Option, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution and all Options shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative; provided that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Option upon the death of the Participant.

     (b) The term of each Option shall be for such period of months or years from the Grant Date as is set forth in the Option Agreement; provided that in no event shall the term of any Incentive Stock Option exceed a period of ten (10) years from the Grant Date.

     (c) No Employee or Participant shall have any claim to be granted any Option under the Plan and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

     (d) The Committee shall be authorized to make adjustments in the terms and conditions of Options in recognition of unusual or nonrecurring events affecting Agere or its financial statements, or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option in the manner and to the extent it shall deem desirable. In the event Agere shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Options under the Plan as it shall deem appropriate.

     (e) The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Option shall be canceled or suspended. In particular, but without limitation, all outstanding Options to any Participant shall be canceled if the Participant, without the consent of the Committee, while employed by Agere or after termination of such employment, engages in any activity which is in competition with Agere, as determined by the Committee or Delegate.

     (f) All certificates for Shares delivered under the Plan pursuant to any Option shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (g) Subject to the provisions of this Plan and any Option Agreement, the recipient of an Option may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the number of Shares covered by the Option, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

     (h) Except as otherwise required in any applicable Option Agreement or by the terms of the Plan, recipients of Options under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

     (i) The Committee is authorized to establish procedures pursuant to which the payment of any Option may be deferred.

     (j) Agere is authorized to withhold from any Option granted or payment due under the Plan the amount of withholding taxes due in respect of an Option or payment hereunder and to take such other action as may be necessary in the opinion of Agere to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such withholding taxes by delivery of, or directing Agere to retain, Shares.

     (k) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to shareowner approval if such approval is otherwise required; and such arrangements may be either generally applicable or applicable only in specific cases.

     (l) The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

     (m) If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

     (n) Options may be granted to Employees who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Options in order to minimize Agere’s obligation with respect to tax equalization for Employees on assignments outside their home country.

     SECTION 15. EFFECTIVE DATE OF PLAN. The Plan shall become effective on June 1, 2002.

     SECTION 16. TERM OF PLAN. The Plan shall terminate when no Options shall remain outstanding.